Exhibit 10.4

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GENERAL ENVIRONMENTAL MANAGEMENT, INC., A NEVADA CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED.

                          SECURED CONVERTIBLE TERM NOTE

                  FOR VALUE RECEIVED, each of GENERAL ENVIRONMENTAL MANAGEMENT, INC., a Nevada corporation (the "Parent") and the other companies listed on Exhibit A attached hereto (such other companies together with the Parent, each a "Company" and collectively, the "Companies"), jointly and severally, promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the "Holder") or its registered assigns or successors in interest, sum of Two Million Dollars ($2,000,000), together with any accrued and unpaid interest hereon, on February 28, 2009 (the "Maturity Date") if not sooner indefeasibly paid in full.

                  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Security Agreement dated as of the date hereof among the Companies and the Holder (as amended, modified and/or supplemented from time to time, the "Security Agreement").

                  The following terms shall apply to this Secured Convertible Term Note (this "Note"):

                                   ARTICLE I
                         CONTRACT RATE AND AMORTIZATION

     1.1 Contract Rate. Subject to Sections 4.2 and 5.10, interest payable on the outstanding principal amount of this Note (the "Principal Amount") shall accrue at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time (the "Prime Rate"), plus three and one half percent (3.50%) (the "Contract Rate"). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate. The Contract Rate shall not at any time be less than eight percent (8.0%). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on March 1, 2006, on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

     1.2 Contract Rate Payments. The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date (each a "Determination Date") and shall be subject to adjustment as set forth herein.

     1.3 Principal Payments. Amortizing payments of the aggregate principal amount outstanding under this Note at any time (the "Principal Amount") shall be made, jointly and severally, by the Companies on June 1, 2006 and on the first business day of each succeeding month thereafter through and including the Maturity Date (each, an "Amortization Date"). Subject to Article III below, commencing on the first Amortization Date, the Companies shall make, jointly and severally, monthly payments to the Holder on each Repayment Date, each such payment in the amount of $60,606.06 together with any accrued and unpaid interest on such portion of the Principal Amount plus any and all other unpaid amounts which are then owing under this Note, the Security Agreement and/or any other Ancillary Agreement (collectively, the "Monthly Amount"). Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Companies to the Holder under this Note, the Security Agreement and/or any other Ancillary Agreement shall be due and payable on the Maturity Date.

                                   ARTICLE II
                            CONVERSION AND REDEMPTION

     2.1 Payment of Monthly Amount.

          (a) Payment in Cash or Common Stock. If the Monthly Amount (or a portion of such Monthly Amount if not all of the Monthly Amount may be converted into shares of Common Stock pursuant to Section 3.2) is required to be paid in cash pursuant to Section 2.1(b), then the Companies shall pay, jointly and severally, the Holder an amount in cash equal to 100% of the Monthly Amount (or such portion of such Monthly Amount to be paid in cash) due and owing to the Holder on the Amortization Date. If the Monthly Amount (or a portion of such Monthly Amount if not all of the Monthly Amount may be converted into shares of Common Stock pursuant to Section 3.2) is required to be paid in shares of Common Stock pursuant to Section 2.1(b), the number of such shares to be issued by the Company to the Holder on such Amortization Date (in respect of such portion of the Monthly Amount converted into shares of Common Stock pursuant to Section 2.1(b)), shall be the number determined by dividing (i) the portion of the Monthly Amount converted into shares of Common Stock, by (ii) the then applicable Fixed Conversion Price. For purposes hereof, subject to Section 3.6 hereof, the initial "Fixed Conversion Price" means $0.85.

          (b) Monthly Amount Conversion Conditions. Subject to Sections 2.1(a), 2.2, and 3.2 hereof, the Holder shall convert into shares of Common Stock all or a portion of the Monthly Amount due on each Amortization Date if the following conditions (the "Conversion Criteria") are satisfied: (i) the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) trading days immediately preceding such Amortization Date shall be greater than or equal to one hundred twenty percent (120%) of the Fixed Conversion Price and (ii) the amount of such conversion does not exceed twenty five percent (25%) of the aggregate dollar trading volume of the Common Stock for the period of twenty-two (22) trading days immediately preceding such Amortization Date. If subsection
     (i) of the Conversion Criteria is met but subsection (ii) of the Conversion

     Criteria is not met as to the entire Monthly Amount, the Holder shall convert only such part of the Monthly Amount that meets subsection (ii) of the Conversion Criteria. Any portion of the Monthly Amount due on an Amortization Date that the Holder has not been able to convert into shares of Common Stock due to the failure to meet the Conversion Criteria, shall be paid in cash, jointly and severally, by the Companies at the rate of 100% of the Monthly Amount otherwise due on such Amortization Date, within three (3) business days of such Amortization Date.]

     2.2 No Effective Registration. Notwithstanding anything to the contrary herein, the Holder shall not be required to accept shares of Common Stock as payment following a conversion by the Holder (a) if there fails to exist an effective current Registration Statement (as defined in the Registration Rights Agreement) covering the shares of Common Stock to be issued and if an exemption from registration for resale (without volume limitation) of all of the Common Stock issued and issuable is unavailable pursuant to Rule 144 of the Securities Act, or (b) if an Event of Default hereunder exists and is continuing, unless such requirement is otherwise waived in writing by the Holder in whole or in part at the Holder's option.

     2.3 Optional Redemption in Cash. The Companies will have the option of prepaying this Note ("Optional Redemption") by paying to the Holder a sum of money equal to one hundred twenty percent (120%) of the Principal Amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Security Agreement or any other Ancillary Agreement (the "Redemption Amount") outstanding on the Redemption Payment Date (as defined below). The Company shall deliver to the Holder a written notice of redemption (the "Notice of Redemption") specifying the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be ten (10) business days after the date of the Notice of Redemption (the "Redemption Period"). A Notice of Redemption shall not be effective with respect to any portion of this Note for which the Holder has previously delivered a Notice of Conversion (as defined below) pursuant to Section 3.1 or for conversions elected to be made by the Holder pursuant to Section 3.3 during the Redemption Period. The Redemption Amount shall be determined as if the Holder's conversion elections had been completed immediately prior to the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount (plus any additional interest and fees accruing on the Notes during th Redemption Period) must be irrevocably paid in full in immediately available funds to the Holder. In the event the Company fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice shall be null and void.

                                   ARTICLE III
                           HOLDER'S CONVERSION RIGHTS

     3.1 Optional Conversion. Subject to the terms of this Article III, the Holder shall have the right, but not the obligation, at any time until the Maturity Date, or during an Event of Default (as defined in Article IV), and, subject to the limitations set forth in Section 3.2 hereof, to convert all or any portion of the outstanding Principal Amount and/or accrued interest and fees due and payable into fully paid and nonassessable shares of the Common Stock at the Fixed Conversion Price. The shares of Common Stock to be issued upon such conversion are herein referred to as, the "Conversion Shares."

     3.2 Conversion Limitation. Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and
(2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 4.99% of the then outstanding shares of Common Stock (whether or not, at the time of such conversion, the Holder and its Affiliates beneficially own more than 4.99% of the then outstanding shares of Common Stock). As used herein, the term "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the proviso to the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The limitations set forth herein (x) may be waived by the Holder upon provision of no less than sixty-one (61) days prior notice to the Company and (y) shall automatically become null and void (i) following notice to the Company upon the occurrence and during the continuance of an Event of Default (as defined in the Security Agreement), or (ii) upon receipt by the Holder of a Notice of Redemption.

     3.3 Mechanics of Holder's Conversion. In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion in substantially the form of Exhibit B hereto (appropriately completed) ("Notice of Conversion") to the Parent and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees that are being converted. During the period commencing on the date hereof and continuing through and including the twelve (12) month anniversary of the date hereof (but not thereafter) (the "Call Period"), the Parent shall have two
(2) hours from the time that such Notice of Conversion is delivered to the Parent to provide the Holder with written notice (delivered to Holder via facsimile or email) of the Parent's decision to purchase the number of shares of Common Stock otherwise deliverable to the Holder pursuant to the Notice of Conversion (the "Designated Shares") for a purchase price equal to $1.50 per Designated Share (the "Disposition Price"). The Disposition Price shall be paid by the Parent to the Holder by wire transfer of immediately available funds within two (2) business days of the date of the Notice of Conversion. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Parent within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Parent in accordance with the provisions hereof shall be deemed a Conversion Date (the "Conversion Date"). Pursuant to the terms of the Notice of Conversion, the Parent will issue instructions to the transfer agent accompanied by an opinion of counsel within one (1) business day of the date of the delivery to the Parent of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Parent of the Notice of Conversion (the "Delivery Date"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Parent of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Parent written instructions to the contrary.

     3.4 Late Payments. Each Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to this Article beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, in addition to all other rights and remedies which the Holder may have under this Note, applicable law or otherwise, the Companies shall, jointly and severally, pay late payments to the Holder for any late issuance of Conversion Shares in the form required pursuant to this Article III upon conversion of this Note, in the amount equal to $500 per business day after the Delivery Date. The Companies shall, jointly and severally, make any payments incurred under this Section in immediately available funds upon demand.

     3.5 Conversion Mechanics. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price. In the event of any conversions of a portion of the outstanding Principal Amount pursuant to this Article III, such conversions shall be deemed to constitute conversions of the outstanding Principal Amount applying to Monthly Amounts for the remaining Amortization Dates in chronological order.

     3.6 Adjustment Provisions. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to this Note shall be subject to adjustment from time to time upon the occurrence of certain events during the period that this conversion right remains outstanding, as follows:

          (a) Reclassification. If the Parent at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock (i) immediately prior to or
     (ii) immediately after, such reclassification or other change at the sole election of the Holder.

          (b) Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock or any preferred stock issued by the Parent in shares of Common Stock, the Fixed

     Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

     3.7 Reservation of Shares. During the period the conversion right exists, the Parent will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Conversion Shares upon the full conversion of this Note and the Warrants. The Parent represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable. The Parent agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for the Conversion Shares upon the conversion of this Note.

     3.8 Registration Rights. The Holder has been granted registration rights with respect to the Conversion Shares as set forth in the Registration Rights Agreement.

     3.9 Issuance of New Note. Upon any partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Parent to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. Subject to the provisions of Article IV of this Note, the Parent shall not pay any costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

                                   ARTICLE IV
                                EVENTS OF DEFAULT

     4.1 Events of Default. The occurrence of an Event of Default under the Security Agreement shall constitute an event of default ("Event of Default") hereunder.

     4.2 Default Interest. Following the occurrence and during the continuance of an Event of Default, the Companies shall, jointly and severally, pay additional interest on the outstanding principal balance of this Note in an amount equal to two percent (2%) per month, and all outstanding Obligations, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

     4.3 Default Payment. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may elect, in addition to all rights and remedies of the Holder under the Security Agreement and the other Ancillary Agreements and all obligations and liabilities of each Company under the Security Agreement and the other Ancillary Agreements, to require the Companies, jointly and severally, to make a Default Payment ("Default Payment"). The Default Payment shall be one hundred twenty percent (120%) of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to the Notes and/or the Ancillary Agreements, then to accrued and unpaid interest due on the Notes, the Security Agreement and then to the outstanding principal balance of the Notes. The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to this Section 4.3.

                                   ARTICLE V
                                  MISCELLANEOUS

     5.1 Conversion Privileges. The conversion privileges set forth in Article III shall remain in full force and effect immediately from the date hereof until the date this Note is indefeasibly paid in full and irrevocably terminated.

     5.2 Cumulative Remedies. The remedies under this Note shall be cumulative.

     5.3 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     5.4 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effective: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day,
(c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Company at the address provided for such Company in the Security Agreement executed in connection herewith, and to the Holder at the address provided in the Security Agreement for such Holder, with a copy to John E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the respective Company or the Holder may designate by ten days advance written notice to the other parties hereto. A Notice of Conversion shall be deemed given when made to the Parent pursuant to the Security Agreement.

     5.5 Amendment Provision. The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

     5.6 Assignability. This Note shall be binding upon each Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security Agreement. No Company may assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

     5.7 Cost of Collection. In case of any Event of Default under this Note, the Companies shall, jointly and severally, pay the Holder's reasonable costs of collection, including reasonable attorneys' fees.

     5.8 Governing Law, Jurisdiction and Waiver of Jury Trial.

          (a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          (b) EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE, THE SECURITY AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE, THE SECURITY AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS; PROVIDED, THAT EACH COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID

          (c) EACH COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER, AND/OR ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED

     BETWEEN THEM IN CONNECTION WITH THIS NOTE, THE SECURITY AGREEMENT, ANY OTHER ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

     5.9 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

     5.10 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Companies to the Holder and thus refunded to the Companies.

     5.11 Security Interest. The Holder has been granted a security interest (i) in certain assets of the Companies as more fully described in the Security Agreement dated as of the date hereof and (ii) in the equity interests of the Company's Subsidiaries pursuant to the Stock Pledge Agreement dated as of the date hereof.

     5.12 Registered Obligation. This Note is intended to be a registered obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Company (or its agent) shall register this Note (and thereafter shall maintain such registration) as to both principal and any stated interest. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Company of this Note to the new holder or the issuance by the Company of a new instrument to the new holder, or (ii) transfer through a book entry system maintained by the Company (or its agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B).

     5.13 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.



       [Balance of page intentionally left blank; signature page follows]

                  IN WITNESS WHEREOF, each Company has caused this Secured Convertible Term Note to be signed in its name effective as of this 28th day of February 2006.


         GENERAL ENVIRONMENTAL MANAGEMENT, INC., a Nevada Corporation


         By:__________________________________
              Name:  Timothy J. Koziol
              Title:    Chief Executive Officer

WITNESS:

----------------------------------




        GENERAL ENVIRONMENTAL MANAGEMENT, INC., a Delaware Corporation


        By:__________________________________
             Name:  Timothy J. Koziol
             Title:    Chief Executive Officer

WITNESS:

----------------------------------


        GENERAL ENVIRONMENTAL MANAGEMENT OF RANCHO CORDOVA, LLC, a California limited liability company


        By:__________________________________
             Name:  Timothy J. Koziol
             Title:    Manager

WITNESS:

----------------------------------

                                    EXHIBIT A



                                 OTHER COMPANIES



General Environmental Management, Inc., a Delaware corporation

General Environmental Management of Rancho Cordova, LLC, a California limited liability company

                                    EXHIBIT B

                              NOTICE OF CONVERSION

              (To be executed by the Holder in order to convert all
                or part of the Secured Convertible Term Note into
                                  Common Stock)

General Environmental Management, Inc.
3191 Temple Ave.
Suite 250
Pomona, CA  91768

         The undersigned hereby converts $_________ of the principal due on [specify applicable Amortization Date] under the Secured Convertible Term Note dated as of February __, 2006 (the "Note") issued by General Environmental Management, Inc. (the "Parent") by delivery of shares of Common Stock of the Parent ("Shares") on and subject to the conditions set forth in the Note.

1.       Date of Conversion                 _______________________

2.       Shares To Be Delivered:    _______________________


                                    [HOLDER]


                            By:_______________________________
                            Name:_____________________________
                            Title:______________________________